UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2006

NATIONAL HOUSING PARTNERSHIP REALTY FUND TWO

(Exact name of Registrant as specified in its charter)

            Maryland

  0-14458

  52-1365317

(State or other jurisdiction

(Commission

     (I.R.S. Employer

     of incorporation)

File Number)

  Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

National Housing Partnership Realty Fund Two (the “Registrant”) owns a 94.5% limited partnership interest in San Juan Del Centro Limited Partnership (“San Juan”) and with respect to allocation of losses has a 98% interest in San Juan. On December 20, 2006, San Juan sold its investment property, consisting of 150 units, to a third party for a sales price of $7,000,000. After repayment of the mortgage encumbering San Juan’s investment property, payment of the deferred acquisition note and payment of the other liabilities associated with San Juan’s investment property, the Registrant expects to receive a distribution from San Juan of approximately $1,000,000 of net sales proceeds.

In accordance with the Partnership Agreement, the Registrant’s general partner will evaluate the cash requirements of the Registrant to determine whether any portion of the distribution from San Juan of the net sales proceeds will be distributed to the Registrant’s partners.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL HOUSING PARTNERSHIP REALTY FUND TWO

By:

The National Housing Partnership

Its sole General Partner

By:

National Corporation for Housing

Partnerships, its sole General Partner

By:

/s/Stephen B. Waters

Stephen B. Waters

Vice President

Date:

December 27, 2006